UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2013

DESERT CANADIANS LTD.
(Exact name of registrant as specified in its charter)

Delaware	333-168025	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

910 Harris Avenue, Suite 305
Bellingham WA 98225
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (360) 389-2426

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On July 11, 2013, we sold an aggregate of 3,881 shares of common stock at a price of US$10.50 per share for gross proceeds of US$40,750.50. Proceeds will be used for working capital.

One investor was a non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and that investor purchased in a transaction outside of the United States. In issuing shares to this investor we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Six investors were U.S. persons and accredited investors (as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended), and in issuing shares to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESERT CANADIANS LTD.

By:

“Glenn Sanford”
Glenn Sanford
President, Secretary, Treasurer and Director

July 16, 2013